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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Global Telephone Communication, Inc. on Form S-8 of our report dated February 21, 2002, appearing in the Annual Report on Form 10-KSB of Global Telephone Communication, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                       Certified Public Accountants

Los Angeles, California
June 6, 2002